Execution Copy

                       TENTH AMENDMENT TO CREDIT AGREEMENT

                  THIS TENTH AMENDMENT TO CREDIT AGREEMENT is dated as of June 30, 2000 ("this Amendment"), by and among NORSTAN, INC., a Minnesota corporation (the "Borrower"), the banks which are signatories hereto (each individually, a "Bank," and collectively, the "Banks"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, one of the Banks, as agent for the Banks (in such capacity, the "Agent").

                                    RECITALS

                  A. The Borrower, the Banks and the Agent are parties to a Credit Agreement dated as of July 23, 1996, as amended by a First Amendment dated as of October 11, 1996, a Second Amendment dated as of September 26, 1997, a Third Amendment dated as of March 20, 1998, a Fourth Amendment dated as of July 23, 1998, a Fifth Amendment dated as of September 28, 1998, a Sixth Amendment dated as of October 21, 1998, a Seventh Amendment dated as of May 31, 1999, an Eighth Amendment dated January 25, 2000 and a Ninth Amendment dated as of April 26, 2000 (as so amended, the "Credit Agreement").

                  B. The parties hereto desire to amend the Credit Agreement in certain respects and to provide a temporary forbearance period with respect to certain Events of Default.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  Section 1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein, but which are defined in the Credit Agreement, shall have the meanings ascribed to such terms in the Credit Agreement unless the context otherwise requires.

                  Section 2. AMENDMENTS TO CREDIT AGREEMENT. Subject to Section 5 hereof, the Credit Agreement is hereby amended as follows:

         (a) AMENDED DEFINITIONS. The definitions of "Applicable Margin" and "Revolving Commitment Amount" in Section 1.1 of the Credit Agreement are amended to read in their entirety as follows:

                  "APPLICABLE MARGIN": With respect to:

                  (a) Reference Rate Advances - - 2.00%; PROVIDED, HOWEVER that if the Commitment Condition has not been satisfied on or before July 19, 2000, then the Applicable Margin for Reference Rate Advances shall be increased to 2.50%, effective as of July19, 2000

                  (b)      CD Rate Advances - - 3.50%

                  (c)      Eurodollar Rate Advances - - 3.50%.

                  "REVOLVING COMMITMENT AMOUNT": With respect to a Bank, initially the amount set opposite such Bank's name on Exhibit 1.1A hereto (as such Exhibit may from time to time be amended) as its Revolving Commitment Amount, but as the same may be from time to time reduced as provided in Exhibit 1.1A, Section 2.7(i) or Section 2.12.

         (b) ADDITIONAL DEFINITION. A new definition of "Commitment Condition" is added to Section 1.1 of the Credit Agreement, in appropriate alphabetical order, to read in its entirety as follows:

                  "COMMITMENT CONDITION": The delivery by the Borrower to the Agent of a copy of a commitment, in form and substance satisfactory to the Majority Banks, signed by the Borrower and a lender satisfactory to the Majority Banks, obligating such lender to extend credit to the Borrower (subject only to normal due diligence and documentation conditions).

         (c) TERMINATION OF INTEREST OPTIONS. Section 2.4 of the Credit Agreement is amended to read in its entirety as follows:

                  2.4 TERMINATION OF INTEREST OPTIONS. Notwithstanding anything to the contrary in this Agreement, effective as of June 30, 2000, (i) the Borrower shall no longer have the option to obtain Advances as, or to convert all or any portion of outstanding Advances into, Eurodollar Rate Advances or CD Rate Advances, (ii) all new Advances shall be obtained and maintained as Reference Rate Advances, and (iii) at the election of each Bank with respect to its Advances, either (x) all outstanding Eurodollar Rate Advances and CD Rate Advances of that Bank shall be converted to Reference Rate Advances, without any further action by the Borrower (in which case the electing Bank shall not request any compensation from the Borrower, pursuant to Section 2.24 of the Credit Agreement or otherwise, due to the conversion occurring prior to the last day of an Interest Period) or (y) each outstanding Eurodollar Rate Advance and CD Rate Advance shall be converted to a Reference Rate Advance on the last day of the relevant Interest Period.

         (d) REPAYMENT. The second sentence of Section 2.6 of the Credit Agreement is amended to read in its entirety as follows:

         In addition, if at any time the Aggregate Revolving Outstandings exceed the Aggregate Revolving Commitment Amounts (including but not limited to any excess caused by a reduction in the Revolving Commitment Amounts pursuant to Exhibit 1.1A, Section 2.7(i) or Section 2.12 hereof), the Borrower shall repay the Revolving Notes in an aggregate amount equal to such excess, which prepayment shall be apportioned among the Banks' Revolving Notes in accordance with their respective Revolving Outstandings Percentages.

         (e) MANDATORY PREPAYMENTS. Section 2.7(i) of the Credit Agreement is amended to read in its entirety as follows:

                  2.7(i) MANDATORY PREPAYMENTS; REDUCTIONS IN REVOLVING COMMITMENT AMOUNTS. On the date of the occurrence of any of the following events, the Borrower shall prepay the Revolving Loans in an aggregate amount of 100% of the Net Proceeds received in cash by the Borrower or any Subsidiary thereof as a result of any of the following events: (A) sales or other transfers of NFS Lease Accounts and Norstan Canada Lease Accounts, and the related leases and equipment that are authorized by Section 6.2(d) and (e); (B) sales of any assets of the Borrower or any Subsidiary, other than sales of inventory in the ordinary course of business (but this subsection 2.7(i)(B) does not authorize any such sales, which are subject to Section 6.2 hereof); and
         (C) any public or private sale or offering by the Borrower of its capital stock or debt securities. The Revolving Commitment Amounts specified on Exhibit 1.1A for each period including or beginning after the date of a payment pursuant to the preceding sentence shall be reduced, ratably, by the amount of any payments pursuant to the preceding sentence.

         (f) STANDBY LETTER OF CREDIT FACILITY. Section 2.8A of the Credit Agreement is amended by deleting the phrase "Termination Date" and inserting the phrase "June 30, 2000" in its place. The effect of this amendment is that the Agent shall not be obligated to issue Standby Letters of Credit at the request of the Borrower on or after June 30, 2000. Nothing in this Amendment affects the rights or obligations of the Borrower, the Banks or the Administrative Agent with respect to any Standby Letter of Credit issued prior to June 30, 2000.

         (g) ADDITIONAL COVENANTS. The following new Sections 5.15, 5.16, 5.17,
5.18 and 5.19 are added to the Credit Agreement immediately following Section
5.14 thereof:

                  Section 5.15 ADDITIONAL FINANCIAL REPORTING. The Borrower shall immediately begin efforts to develop the capability of providing weekly reports to the Banks, in form acceptable to the Banks in their sole discretion, including (a) a forecast of consolidated receipts and disbursements for the period of eight consecutive weeks, beginning with the week in which the forecast is delivered, together with a comparison of actual receipts and disbursements for the immediately preceding week to the most recently delivered forecast, and (b) a current, consolidated statement of all of the Borrower's and its Subsidiaries' accounts payable, accounts receivable, inventory and cash balances. If the Borrower is unable to produce such reports by or before July 19, 2000, and if the Commitment Condition has not been satisfied as of that date, the Borrower will retain a financial consultant selected by the Borrower and acceptable to the Banks to assist the Borrower in developing the capability to provide such reports. Once the Borrower has

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         developed the capability to provide such reports, it will deliver such reports to the Agent weekly on Tuesday of each week.

                  Section 5.16 VALUE MAXIMIZATION PLAN. The Borrower shall immediately engage an investment banking firm, selected by the Borrower and acceptable to the Banks, for the purpose of assisting the Borrower in evaluating its assets for possible dispositions, developing a disposition strategy to maximize the value of the assets to be disposed of, and (should the Borrower fail to repay the Obligations and terminate the Revolving Commitments prior to August 15, 2000) to implement that strategy.

                  Section 5.17 LANDLORD WAIVERS. At the request of the Agent, the Borrower shall undertake reasonable efforts to obtain the execution of landlord waivers in form and substance acceptable to the Agent by the lessor with respect to any of the Borrower's business premises (each, a "Lessor"), whereby each such Lessor would, among other things, acknowledge the security interest in favor of the Agent and the Banks in the Borrower's assets and agree to allow the Agent and the Banks to have access to the leased premises in order to enforce such security interest or protect such collateral. The foregoing obligations of the Borrower are in addition to its obligations under Section 8 of its Security Agreement.

                  Section 5.18 ADDITIONAL COLLATERAL. On or before the tenth Business Day after the Agent delivers a draft pledge agreement to the Borrower, the Borrower shall: (i) execute and deliver to the Agent a pledge agreement, in form and substance satisfactory to the Banks, granting the Banks a security interest in all shares of capital stock and other ownership interests in any Subsidiary owned by the Borrower (or 65% of such shares or interests, in the case of foreign Subsidiaries); (ii) cause each Subsidiary that owns any shares of capital stock or other ownership interests in any other Subsidiary to execute and deliver to the Agent a pledge agreement, in form and substance satisfactory to the Banks, granting the Banks a security interest in all such shares and other ownership interests (or 65% of such shares or interests, in the case of foreign Subsidiaries); (iii) deliver to the Agent the original of all certificates pledged pursuant to the foregoing clauses (i) and (ii), together with corresponding stock powers and financing statements; and (iv) deliver to the Agent the certificate of title for the 1967 Ford Mustang owned by the Borrower, together with such documents as the Agent may request to perfect the Banks' security interest in such vehicle.

                  Section 5.19 VIBES PROJECT. The Borrower shall limit the total expenditures on the "Vibes" project during the period beginning on July 1, 2000 and ending on August 15, 2000 to $125,000, of which at least $45,000 will constitute salary costs for current employees of the Borrower and its Subsidiaries working on the "Vibes" project between external assignments.

         (h) EVENTS OF DEFAULT. Section 7.1(c) of the Credit Agreement is amended to read in its entirety as follows:

                  7.1(c) The Borrower shall fail to comply with Sections 5.2, 5.3, 5.13, 5.18 or 5.19 hereof, or any Section of Article VI hereof.

         (i) EXHIBIT 1.1A. Exhibit 1.1A to the Credit Agreement is hereby amended to read in its entirety as provided in Exhibit A of this Amendment.

                  Section 3. EVENTS OF DEFAULT AND TEMPORARY FORBEARANCE. The Borrower has informed the Banks as follows:

                  (a) that it was not in compliance with its covenant under
         Section 6.10(k)(ii) of the Credit Agreement as of January 29, 2000 and as of April 30, 2000, in that the aggregate outstanding principal of loans and advances as of each such date from Norstan Communications, Inc. to Connaissance was in excess of $4,000,000;

                  (b) that it was not in compliance with its covenant under
         Section 6.10(n) of the Credit Agreement as of January 29, 2000 and as of April 30, 2000, in that the aggregate outstanding principal of loans to its officers and employees as of each such date exceeded $500,000;

                  (c) that it was not in compliance with its covenant under
         Section 6.16 of the Credit Agreement for the periods ended January 29, 2000 and April 30, 2000, in that its actual EBITDA for the period of four consecutive fiscal quarters ended on each such date was less than $35,000,000;

                  (d) that it was not in compliance with its covenant under
         Section 6.17 of the Credit Agreement for the periods ended January 29, 2000 and April 30, 2000, in that the Covenant Cash Flow Leverage Ratio as of each such date was more than 3.00 to 1.00;

                  (e) that it was not in compliance with its covenant under
         Section 6.18 of the Credit Agreement for the periods ended January 29, 2000 and April 30, 2000, in that the Adjusted Leverage Ratio as of each such date was more than 3.0;

                  (f) that it was not in compliance with its covenant under
         Section 6.19 of the Credit Agreement for the periods ended January 29, 2000 and April 30, 2000, in that the Interest Coverage Ratio as of each such date was less than 6.0 to 1.0; and,

                  (g) that it was not in compliance with its covenant under
         Section 6.23 of the Credit Agreement for the fiscal year ending April 30, 2000 in that certain Subsidiaries each incurred net losses in excess of $1,000,000 for such fiscal year.

Each such instance of noncompliance constitutes a Default or Event of Default under the Credit Agreement (collectively, the "Existing Defaults"). Upon the satisfaction of the conditions set forth in Section 5 below, each Bank and the Agent shall, until the Forbearance Termination Date (defined below), forbear from exercising its remedies under the Loan Documents arising from the Existing Defaults. For purposes of this Amendment, the "Forbearance Termination Date" shall mean the earlier to occur of:

         (x) July 10, 2000, unless on or before that date the Borrower delivers to the Agent (i) the favorable opinion of counsel acceptable to the Agent regarding the due authorization and execution of this Tenth Amendment and opining that it, and the Credit Agreement as amended hereby, are the valid, binding and enforceable obligations of the Borrower, which opinion shall be in form and substance satisfactory to the Agent, and (ii) a copy of the resolutions of the Board of Directors of the Borrower ratifying the execution, delivery and performance by the Borrower of this Amendment and the other documents to be executed by the Borrower in connection therewith (the "Amendment Documents"), certified by its Secretary or an Assistant Secretary, together with a certificate of the Secretary or Assistant Secretary of the Borrower certifying as to the incumbency and the true signatures of the officers authorized to execute the Amendment Documents on behalf of the Borrower.;

         (y) August 15, 2000; or

         (z) the date on which any Event of Default, other than the Existing Defaults, occurs.

The Banks' and the Agent's agreement to forbear is limited to the express terms thereof, and nothing herein shall be deemed a waiver or forbearance by the Banks or the Agent of any other term, condition, representation or covenant applicable to the Borrower or any Guarantor under the Loan Documents (including but not limited to any future occurrence similar to the Existing Defaults). Neither any prior waivers or forbearance periods granted by the Agent and the Banks, nor the forbearance by the Banks and the Agent set forth herein:

         (x) shall constitute a waiver of or agreement to forbear with respect to any Default or Event of Default (if any) under any Loan Document, other than the forbearance expressly provided herein with respect to the Existing Defaults, or

         (y) shall be, or be deemed to be, a course of action with respect thereto upon which the Borrower may rely in the future, and the Borrower hereby expressly waives any claim to such effect.

The Agent and the Banks specifically reserve the right to exercise each and every remedy available to it as a consequence of the Existing Defaults (following the expiration of the forbearance period provided herein) or any other Default or Event of Default, in their sole and absolute discretion. The Borrower expressly acknowledges that the Agent and the Banks have no obligation to extend the forbearance period.

                  Section 4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. To induce the Banks and the Agent to execute and deliver this Amendment (which representations and warranties shall survive the execution and delivery of this Amendment), the Borrower represents and warrants to the Agent and the Banks that:

                  (a) this Amendment has been duly authorized, executed and delivered by it and this Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                  (b) the Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                  (c) the execution, delivery and performance by the Borrower of the Amendment (i) have been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) do not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which any of its properties or assets are or may be bound, or (B) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 4(c);

                  (d) as of the date hereof, no Default or Event of Default has occurred which either (a) is continuing or (b) pursuant to which the Agent and the Banks have not agreed to temporarily forbear from exercising their remedies as set forth in Section 3 of this Amendment;

                  (e) except to the extent affected by the Existing Defaults, all the representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects with the same force and effect as if made by the Borrower on and as of the date hereof;


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

                  (f) neither the Borrower nor any Subsidiary owns any fee title to any real property, motor vehicles or other titled vehicles, other than a 1967 Ford Mustang; and

                  (g) the Borrower did not plan to incur or pay more than $125,000 in expenses on the "Vibes" project during the period from July 1, 2000 through the end of the temporary forbearance period provided under Section 4 above, and at least $45,000 of such expenses will be for the salaries of current employees of the Borrower or its Subsidiaries who are working on the "Vibes" projects between external assignments.

                  Section 5. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

                  (a) The Agent shall have received executed counterparts of this Amendment, duly executed by the Borrower and each of the Banks.

                  (b) The Agent shall have received from the Guarantors a Consent and Agreement of Guarantors in the form of Exhibit B hereto (the "Guarantor Agreements") duly completed and executed by each Guarantor.

                  (e) Each Bank shall have received a one-time amendment and forbearance fee in cash in an amount equal to 0.125% of its Revolving Commitment Amount (as reduced by this Amendment).

                  (f) The Agent shall have received a list of all of the Borrower's Subsidiaries (including but not limited to any limited liability companies, partnerships or joint ventures in which the Borrower or any Subsidiary has an interest), identifying the percentage of the shares of each class of ownership interest owned beneficially or of record by the Borrower or any Subsidiary, and the jurisdiction of organization of each Subsidiary, certified as true, correct and complete by an authorized officer of the Borrower and otherwise in form and substance satisfactory to the Agent.

Upon receipt of all of the foregoing, the Agent shall notify the Borrower and the Banks that this Amendment has become effective (but the failure of the Agent to give such notice shall not affect the validity of this Amendment or prevent it from becoming effective), whereupon this Amendment shall become effective. Without limiting the generality of the forgoing, upon the effectiveness of this Amendment, the modifications to the "Applicable Margin" effected by the amendments contained in Section 2(a) of this Amendment shall be applicable to all Advances outstanding on the date of this Amendment and to all Advances made on or after such date.

                  Section 6. REAFFIRMATION. Each party hereto affirms and acknowledges that (a) the Credit Agreement as amended by this Amendment remains in full force and effect in accordance with its terms and (b) all references to the "Credit Agreement" or any similar term contained in any other Loan Document shall be deemed to be references to the Credit Agreement as amended hereby. The Borrower hereby confirms, ratifies, approves and reaffirms each of the Loan Documents and agrees that each of the Loan Documents, as amended hereby, remains in full force and effect. The execution and delivery by the parties of this Amendment is not intended as a novation, discharge or extinguishment of the Borrower's existing obligations under the Credit Agreement or as a termination or release of the Agent's or the Banks' security interests in the collateral under the Security Documents, all of which obligations and security interests shall remain in full force and effect, subject to the amendments effected by this Amendment. The Borrower acknowledges and agrees that its obligations to the Agent and the Banks under the Credit Agreement exist and are owing without offset, defense or counterclaim assertable by the Borrower against the Agent or the Banks.

                  Section 7. GENERAL RELEASE. The Borrower hereby releases and discharges the Agent and each Bank, and each of their officers, directors, employees, agents and attorneys, from any and all claims, actions and liabilities of any kind or nature that it or any one claiming through or under the Borrower ever had or may now have, whether now known or hereafter discovered, arising out of or in any way relating to: (i) any lending relationship or loan commitment between the Agent, the Banks and the Borrower prior to the date of this Amendment; (ii) the documents and transactions described in the recitals hereof; or (iii) the negotiations preceding the execution and delivery of this Amendment. The Borrower acknowledges and agrees that it has received the advice of independent counsel selected by it, or the opportunity to obtain such advice, before entering into this Amendment, and has not relied upon the Lender or any of its officers, directors, employees, agents or attorneys concerning any aspect of the transactions contemplated by this Amendment.

                  Section 8. ERICSSON ACQUISITION. The Borrower has requested that the Banks consent to the Borrowers acquisition of certain assets from Ericsson BEES Group, as required by Section 6.10 of the Credit Agreement. The Borrower acknowledges that (i) the Banks have not provided the requested consent, (ii) the Banks have requested more information regarding the proposed acquisition, and (iii) the Banks have no obligation to consent to the proposed acquisition even if the requested information is provided, and will grant or deny that consent in their sole discretion.

                  Section 9.  GENERAL.

                  (a) The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and to pay and save the Agent harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.

                  (b) This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. Each party shall promptly deliver an executed original of any counterpart delivered by telecopier to the Agent; PROVIDED, HOWEVER that the failure by any party to so deliver an original counterpart shall not affect the sufficiency of a telecopied copy of such counterpart (and the fact that such telecopied copy constitutes the due and sufficient delivery of such counterpart) as provided in the previous sentence.

                  (c) Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

                  (d) This Amendment shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Minnesota, but giving effect to federal laws applicable to national banks.

                  (e) This Amendment shall be binding upon the Borrower, the Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent and the Banks and the successors and assigns of the Agent and the Banks.

                  (f) THE BORROWER ACKNOWLEDGES THAT THE BANKS HAVE NOT COMMITTED, AND ARE NOT COMMITTING AT THIS TIME, TO FINANCE THE BORROWER'S LOAN REQUIREMENTS FOR ANY PERIOD AFTER, OR TO EXTEND THE FORBEARANCE PERIOD PROVIDED UNDER THIS AMENDMENT TO ANY DATE AFTER, AUGUST 15, 2000. ANY SUCH FUTURE LOAN OR LOANS, OR EXTENSION, MAY BE MADE SOLELY AT THE OPTION OF THE BANKS AND ON SUCH TERMS AND CONDITIONS AS THE BANKS MAY THEN REQUIRE. THE BORROWER UNDERSTANDS THAT NO PRIOR COURSE OF DEALING, NO USAGE OF TRADE, NO ORAL STATEMENTS OR COMMITTMENTS BY THE AGENT, THE BANKS OR THEIR EMPLOYEES OR OTHER AGENTS WILL BE DEEMED TO BE A COMMITTMENT BY THE BANKS TO LEND MONEY TO THE BORROWER OR TO ANY OTHER PERSON, OR TO EXTEND THE FORBEARANCE PERIOD, UNLESS THE SAME IS REDUCED TO WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE AGENT AND EACH BANK.

         THE UNDERSIGNED, BY EXECUTION HEREOF, ACKNOWLEDGES THAT: (I)

THIS AMENDMENT CONTAINS A COMPLETE RELEASE OF CLAIMS AND WAIVERS OF CERTAIN RIGHTS; (II) IT HAS READ AND UNDERSTOOD THIS AMENDMENT IN ITS ENTIRETY PRIOR TO SIGNING AND FULLY AGREES TO EACH, ALL AND EVERY PROVISION HEREOF; AND (III) IT HAS RECEIVED A COPY HEREOF.




            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                                 NORSTAN, INC.


                                 By               /s/ Robert J. Vold
                                   ---------------------------------------------
                                     Name:            Robert J. Vold
                                          --------------------------------------
                                     Title:           Treasurer
                                           -------------------------------------


                                 U.S. BANK NATIONAL ASSOCIATION,
                                   as a Bank and as Agent

                                 By               /s/ David C. Larsen
                                   ---------------------------------------------
                                     Name:            David C. Larsen
                                          --------------------------------------
                                     Title:           Vice President
                                           -------------------------------------


                                 HARRIS TRUST AND SAVINGS BANK


                                 By                /s/ Andrew T. Claar
                                   ---------------------------------------------
                                     Name:             Andrew T. Claar
                                          --------------------------------------
                                     Title:            Vice President
                                           -------------------------------------


            [Signature Page to Tenth Amendment to Credit Agreement]

                                 M&I MARSHALL & ILSLEY BANK


                                 By                 /s/  Robert A. Nielsen
                                   ---------------------------------------------
                                     Name:               Robert A. Nielsen
                                          --------------------------------------
                                     Title:              Vice President
                                           -------------------------------------


                                 By                 /s/  Mark R. Hogan
                                   ---------------------------------------------
                                     Name:               Mark R. Hogan
                                          --------------------------------------
                                     Title:              Senior Vice President
                                           -------------------------------------


                                 NORWEST BANK MINNESOTA,
                                 NATIONAL ASSOCIATION


                                 By                 /s/   R. E. Trembley
                                   ---------------------------------------------
                                     Name:                R. E. Trembley
                                          --------------------------------------
                                     Title:               Vice President
                                           -------------------------------------


            [Signature Page to Tenth Amendment to Credit Agreement]

                                      S-2